UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2025
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Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

Lamb Weston Holdings, Inc. (“Lamb Weston”) has received notice of an unsolicited “mini-tender” offer by TRC Capital Investment Corporation (“TRC”) dated February 11, 2025, to purchase up to 2,000,000 shares of Lamb Weston’s common stock at a price of $55.95 per share in cash. TRC’s offer price of $55.95 per share is approximately 4.34% lower than the $58.49 closing share price of Lamb Weston’s common stock on February 10, 2025, the business day prior to the date of the offer. The offer represents approximately 1.4% of Lamb Weston’s outstanding common stock as of that date.

On February 13, 2025, Lamb Weston issued the press release attached to this report as Exhibit 99.1, informing its shareholders that Lamb Weston does not endorse TRC’s unsolicited mini-tender offer or the offer documentation. Lamb Weston expresses no opinion and does not make a recommendation as to whether shareholders should tender their shares in TRC's mini-tender offer. Lamb Weston is not affiliated with or associated in any way with TRC, its mini-tender offer or its offer documentation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Lamb Weston Holdings, Inc. dated February 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: February 13, 2025